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                                                                   EXHIBIT 23(a)

[SUTHERLAND ASBILL & BRENNAN LLP LETTERHEAD]



                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

       We consent to the reference to our firm under the heading "Legal Matters" included in Amendment No. 3 to the Registration Statement on Form S-1 for fixed options available under certain modified single payment combination fixed and variable life insurance contracts issued by Sage Life Assurance of America, Inc. (File No. 333-78583). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                        /s/ Stephen E. Roth
                                                        -------------------
                                                        Stephen E. Roth


Washington, D.C.
September 22, 2000